Exhibit 24

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Croghan Bancshares, Inc., an Ohio corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares, $12.50 par value per share, for offering and sale pursuant to The Croghan Colonial Bank 401(k) Profit Sharing Plan, hereby constitutes and appoints Steven C. Futrell and Allan E. Mehlow, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 12th day of April, 2005.

/s/ Steven C. Futrell	President and Chief Executive Officer (Principal

Steven C. Futrell	Executive Officer) and Director

/s/ Allan E. Mehlow	Treasurer (Principal Financial Officer) and Director

Allan E. Mehlow

/s/ Michael D. Allen Sr.	Director

Michael D. Allen Sr.

/s/ James E. Bowlus	Director

James E. Bowlus

/s/ Claire F. Johansen	Director

Claire F. Johansen

/s/ John P. Keller	Director

John P. Keller

/s/ Stephen A. Kemper	Director

Stephen A. Kemper

/s/ Daniel W. Lease	Director

Daniel W. Lease

/s/ J. Terrence Wolfe	Director

J. Terrence Wolfe

/s/ Claude E. Young	Director

Claude E. Young

/s/ Gary L. Zimmerman	Director

Gary L. Zimmerman